Exhibit 99.1

Apple Hospitality REIT Reports Results of Operations for First Quarter 2020

RICHMOND, Va. (May 18, 2020) – Apple Hospitality REIT, Inc. (NYSE: APLE) (the “Company” or “Apple Hospitality”) today announced results of operations for the first quarter ended March 31, 2020 and provided an operational update regarding the Company’s response to the novel coronavirus (COVID-19) pandemic.

Justin Knight, Chief Executive Officer of Apple Hospitality, commented, “My heart goes out to those who have been directly affected by the coronavirus, and I would like to express my sincere gratitude to all first responders, health care workers and everyone on the front lines of this pandemic. The COVID-19 outbreak and efforts to mitigate it have dramatically impacted the environment in which we operate, and our efforts to maintain our business and preserve our ability to thrive in future years have required us to make difficult decisions that affect our employees, our shareholders and the associates at our hotels. We do not take these decisions lightly. We are diligently working with the brands, our management companies, banking teams and industry associations to effectively adapt our business to maintain a sound liquidity position and safeguard long-term value for our shareholders. We are deeply committed to the overall health and well-being of all hotel associates and guests and will continue to work closely with the brands and our management companies to provide the highest levels of cleanliness and safety at our hotels. Through our ownership of rooms-focused hotels, our geographic diversification, our alignment with industry-leading brands and hotel operators, and our conservative approach to our capital structure, Apple Hospitality was intentionally built to weather challenging times. It is during an unprecedented time like this that I am especially grateful for the strong relationships we have fostered throughout the hotel industry, the depth and experience of our team at Apple Hospitality and the strength of our underlying strategy, and I am confident that we are well positioned for outperformance as economic conditions improve and travel resumes.”

Actions to Mitigate Operational and Financial Impact of COVID-19

The effects of the COVID-19 pandemic on the hotel industry are unprecedented and have dramatically reduced business and leisure travel. Since March 2020, Apple Hospitality has experienced a significant decline in revenue and operating results throughout its portfolio, which the Company expects to continue for an extended period of time. Average occupancy for the Company’s Comparable Hotels declined from approximately 76 percent in February to below 20 percent by the end of March and for the entire month of April, which has been accompanied by declines in average daily rate (ADR) of approximately 30 percent for the month of April, as compared to April 2019. The following is a brief summary of certain measures the Company, its third-party management companies and the brands the Company’s hotels are franchised with have taken to preserve capital and mitigate the operational and financial impact of the COVID-19 pandemic. The Company will continue to evaluate and implement additional measures as the situation evolves and work to position the hotels to adapt to the changes that may occur to guest preferences in the future.

●

As of May 15, 2020, all of the Company’s 233 hotels were open and receiving reservations. The Company has intentionally consolidated operations at 38 hotels in market clusters to maximize operational efficiencies. One hotel was temporarily closed due to the impact of a local ordinance prohibiting short-term lodging and has since reopened.

●

The Company, its brands and its third-party management companies have implemented cost elimination and efficiency initiatives at each of the Company’s hotels by reducing labor costs and reducing or eliminating certain services and amenities. The Company has also successfully reduced or deferred payment under various service contracts. The Company estimates reductions in portfolio-wide hotel operating costs of approximately 65 percent in April 2020 as compared to the Company’s initial forecast, based on implemented cost reductions and occupancy levels.

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●

Together with its third-party management companies, the Company has enhanced its sales efforts by focusing on COVID-19-specific demand opportunities in certain markets and identifying other sectors that may have lodging needs such as construction, manufacturing, government and maintenance industries. The Company and its third-party management companies are also working with existing customers to move business to later in the year.

●

In March 2020, the Company drew all of its remaining borrowing capacity under its $425 million revolving credit facility as a precautionary measure in order to increase its cash position and preserve financial flexibility in light of uncertainty in the financial markets resulting from COVID-19.

●

Although the Company was in compliance with the covenants under its credit facilities at March 31, 2020, in April 2020, the Company notified the lenders under its credit facilities of anticipated non-compliance with certain covenants in future periods. As a result, the Company has been working with its lenders and anticipates entering into an amendment to each of its credit facilities that will provide for waivers of each of the covenants under the agreements for four quarters beginning with the quarter ending June 30, 2020.

●

The Company has postponed all non-essential capital improvement projects planned for 2020 and anticipates a reduction of approximately $50 million in originally planned capital improvements for the year.

●

The Company suspended its monthly distributions, with the last distribution being paid March 16, 2020. Distributions paid during the three months ended March 31, 2020 totaled approximately $67 million or $0.30 per common share and were paid at a monthly rate of $0.10 per common share.

●	The Company terminated its written trading plan under its Share Repurchase Program in March 2020.

●

The Company’s Executive Chairman voluntarily agreed to forego six months of his salary, the Company’s Chief Executive Officer volunteered to reduce his target compensation by 60 percent and the non-employee directors on the Company’s Board of Directors volunteered as a group to reduce their annual director fees by more than 15 percent. The Company anticipates a reduction of corporate expenses by a total of approximately 25 percent for the year as compared to its initial February 2020 forecast due to reduced compensation and other overhead expenses.

●

In May 2020, the contract to purchase the planned Courtyard by Marriott to be constructed in Denver, Colorado, for approximately $49 million was terminated by the Company, and the refundable deposit of approximately $0.6 million was repaid to the Company.

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Apple Hospitality REIT, Inc.

Selected Statistical and Financial Data

As of and For the Three Months Ended March 31

(Unaudited) (in thousands, except statistical and per share amounts)(1)

	Three Months Ended
	March 31,
	2020	2019	% Change

Net income (loss)	$(2,769)	$38,151	(107.3%)
Net income (loss) per share	$(0.01)	$0.17	(105.9%)

Adjusted EBITDAre	$53,774	$100,667	(46.6%)
Comparable Hotels Adjusted Hotel EBITDA	$62,893	$104,996	(40.1%)
Comparable Hotels Adjusted Hotel EBITDA Margin %	26.6%	35.8%	(920 bps)
Modified funds from operations (MFFO)	$37,810	$84,724	(55.4%)
MFFO per share	$0.17	$0.38	(55.3%)

Average Daily Rate (ADR) (Actual)	$132.55	$136.36	(2.8%)
Occupancy (Actual)	60.9%	73.9%	(17.6%)
Revenue Per Available Room (RevPAR) (Actual)	$80.66	$100.71	(19.9%)

Comparable Hotels ADR	$132.66	$137.51	(3.5%)
Comparable Hotels Occupancy	60.8%	74.0%	(17.8%)
Comparable Hotels RevPAR	$80.70	$101.81	(20.7%)

Distributions paid	$67,324	$67,188	0.2%
Distributions paid per share	$0.30	$0.30	-

Cash and cash equivalents	$437,260	$-	n/a
Total debt outstanding	$1,795,013
Total debt outstanding, net of cash and cash equivalents	$1,357,753
Total debt outstanding, net of cash and cash equivalents, to total capitalization (2)	39.9%

(1)	Explanations of and reconciliations to net income (loss) determined in accordance with generally accepted accounting principles (“GAAP”) of non-GAAP financial measures, Adjusted EBITDAre, Comparable Hotels Adjusted Hotel EBITDA and MFFO, are included below.
(2)

Total debt outstanding, net of cash and cash equivalents (“net total debt outstanding”), divided by net total debt outstanding plus equity market capitalization based on the Company’s closing share price of $9.17 on March 31, 2020.

Comparable Hotels is defined as the 231 hotels owned by the Company as of March 31, 2020. For hotels acquired during the periods noted, the Company has included, as applicable, results of those hotels for periods prior to the Company's ownership, and for dispositions, results have been excluded for the Company's period of ownership. Results for periods prior to the Company's ownership have not been included in the Company's actual Consolidated Financial Statements and are included only for comparison purposes. Results included for periods prior to the Company's ownership are based on information from the prior owner of each hotel and have not been audited or adjusted.

Portfolio Activity

Acquisitions and Contracts for Potential Acquisitions

In April 2020, Apple Hospitality closed on the purchase of the newly developed Hampton Inn & Suites by Hilton and Home2 Suites by Hilton in Cape Canaveral, Florida, a combined 224-room dual-branded complex. The Company entered into the contract to purchase the hotels in 2018. The purchase price was approximately $47 million, funded by $25 million of cash on hand and a one-year note payable with the developer for approximately $22 million.

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The Company has outstanding contracts, all of which were entered into prior to 2020, for the potential purchase of three additional hotels for a combined total expected purchase price of approximately $113 million. The three hotels are currently under development and include a Hyatt House and Hyatt Place in Tempe, Arizona, and a Hilton Garden Inn in Madison, Wisconsin. Assuming all conditions to closing are met, the hotels will be acquired over the next five to 15 months from March 31, 2020. There are many conditions to closing under each of the contracts that have not yet been satisfied, including completion of construction, and there can be no assurance that closings on the three hotels will occur. If the sellers meet all of the conditions to closing, the Company is obligated to specifically perform under these contracts.

Dispositions

During the three months ended March 31, 2020, the Company sold its SpringHill Suites by Marriott in Sanford, Florida, and SpringHill Suites by Marriott in Boise, Idaho, for a total combined gross sales price of approximately $45 million and recognized a gain on sale of approximately $9 million in the first quarter of 2020.

Renaissance New York Hotel 57 Converted to an Independent Boutique Hotel

In January 2020, the Company converted its 208-room Renaissance hotel in New York, New York, to an independent boutique hotel. The intent of the conversion is to provide greater long-term flexibility with the operations of the hotel. As anticipated, the operating results of the hotel declined in the first quarter of 2020 (prior to COVID-19) as compared to the first quarter of 2019 as the management team worked to replace revenue that was historically generated from the Renaissance brand system. The hotel has experienced further declines due to the effects of COVID-19.

Capital Improvements

During the three months ended March 31, 2020, the Company invested approximately $24 million in capital expenditures, and anticipates spending an additional $10 million to $15 million during the remainder of 2020. This estimate is approximately $50 million less than originally planned for the entire year of 2020 as the Company has postponed all non-essential capital improvements planned in order to maintain a sound liquidity position as a result of COVID-19.

Balance Sheet

As of March 31, 2020, Apple Hospitality had approximately $1.8 billion of total outstanding indebtedness with a current combined weighted-average interest rate of approximately 3.3 percent and unrestricted cash and cash equivalents of $0.4 billion. Excluding unamortized debt issuance costs and fair value adjustments, the Company’s total outstanding indebtedness is comprised of approximately $500 million in property-level debt secured by 31 hotels and approximately $1.3 billion outstanding on its unsecured credit facilities. To increase the amount of cash on hand, the Company has drawn all of its borrowing capacity under its $425 million revolving credit facility as of March 31, 2020. The Company’s total debt to total capitalization, net of cash and cash equivalents at March 31, 2020 was approximately 40 percent. As of March 31, 2020, the Company’s weighted-average debt maturities are 5 years, with no maturities for the remainder of 2020 and $32 million, net of reserves, maturing in 2021. Although at March 31, 2020, the Company was in compliance with the covenants under its credit facilities’ loan agreements, in anticipation of not meeting certain covenants in future periods, the Company is working with its lenders and anticipates entering into an amendment to each of the credit facilities that will provide relief from the covenants for a period of four quarters beginning with the quarter ending June 30, 2020. The terms of the proposed amendments are expected to include minimum liquidity requirements and restrictions on the amount of the Company’s distributions, capital expenditures, share repurchases and acquisitions among other items during the covenant relief period. Additionally, the Company anticipates the amendments to require the interest rate under its credit facilities to increase during the covenant relief period to the highest interest rate margin under each of the credit agreements which would range from 75 to 80 basis points of an increase above current margins depending on the agreement. Although the Company anticipates completing these amendments, there are many conditions to closing, including, but not limited to, finalizing the terms of the amendments and completing the amendments themselves, and there can be no assurances that the Company will be able to complete the amendments with the noted terms or at all.

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Share Repurchase Program

During the first three months of 2020, the Company purchased, under its Share Repurchase Program, approximately 1.5 million of its common shares at a weighted-average market purchase price of approximately $9.42 per common share, for an aggregate purchase price of approximately $14.3 million. The timing of share repurchases and the number of common shares to be repurchased under the Share Repurchase Program will depend upon prevailing market conditions, regulatory requirements and other factors. The Company terminated its written trading plan under its Share Repurchase Program in March 2020.

Shareholder Distributions

Apple Hospitality paid distributions of $0.30 per common share during the three-month period ended March 31, 2020. In March 2020, the Company announced the suspension of its monthly distributions as a result of COVID-19 and the impact on its business.

2020 Outlook

In March 2020, the Company announced that it had withdrawn its full year 2020 outlook provided on February 24, 2020, due to cancellations and corporate travel policy restrictions related to concerns surrounding COVID-19. Given the uncertainties related to the depth and duration of the COVID-19 pandemic and its impact on the travel industry and hotel operations, the Company does not expect to issue new guidance until operating fundamentals begin to stabilize.

First Quarter 2020 Earnings Conference Call

The Company will host a quarterly conference call for investors and interested parties on Tuesday, May 19, 2020, at 10:00 a.m. Eastern Time. The conference call will be accessible by telephone and the internet. To access the call, participants from within the U.S. should dial 877-407-9039, and participants from outside the U.S. should dial 201-689-8470. Participants may also access the call via live webcast by visiting the Investor Information section of the Company's website at ir.applehospitalityreit.com. A replay of the call will be available from approximately 1:00 p.m. Eastern Time on May 19, 2020, through 11:59 p.m. Eastern Time on June 9, 2020. To access the replay, the domestic dial-in number is 844-512-2921, the international dial-in number is 412-317-6671, and the passcode is 13703414. The archive of the webcast will be available on the Company's website for a limited time.

About Apple Hospitality REIT, Inc.

Apple Hospitality REIT, Inc. (NYSE: APLE) is a publicly traded real estate investment trust (“REIT”) that owns one of the largest and most diverse portfolios of upscale, rooms-focused hotels in the United States. Apple Hospitality’s portfolio consists of 233 hotels with more than 29,700 guest rooms located in 87 markets throughout 34 states. Concentrated with industry-leading brands, the Company’s portfolio consists of 104 Marriott-branded hotels, 126 Hilton-branded hotels, one Hyatt-branded hotel and two independent hotels. For more information, please visit www.applehospitalityreit.com.

Apple Hospitality REIT Non-GAAP Financial Measures

The Company considers the following non-GAAP financial measures useful to investors as key supplemental measures of its operating performance: Funds from Operations (“FFO”); Modified FFO (“MFFO”); Earnings Before Interest, Income Taxes, Depreciation and Amortization (“EBITDA”); Earnings Before Interest, Income Taxes, Depreciation and Amortization for Real Estate (“EBITDAre”); Adjusted EBITDAre (“Adjusted EBITDAre”); and Adjusted Hotel EBITDA (“Adjusted Hotel EBITDA”). These non-GAAP financial measures should be considered along with, but not as alternatives to, net income (loss), cash flow from operations or any other operating GAAP measure. FFO, MFFO, EBITDA, EBITDAre, Adjusted EBITDAre and Adjusted Hotel EBITDA are not necessarily indicative of funds available to fund the Company’s

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cash needs, including its ability to make cash distributions. Although FFO, MFFO, EBITDA, EBITDAre, Adjusted EBITDAre and Adjusted Hotel EBITDA, as calculated by the Company, may not be comparable to FFO, MFFO, EBITDA, EBITDAre, Adjusted EBITDAre and Adjusted Hotel EBITDA, as reported by other companies that do not define such terms exactly as the Company defines such terms, the Company believes these supplemental measures are useful to investors when comparing the Company’s results between periods and with other REITs. Reconciliations of these non-GAAP financial measures to net income (loss) are provided in the following pages.

Forward-Looking Statements Disclaimer

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934, as amended. Forward-looking statements are typically identified by use of statements that include phrases such as “may,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “target,” “goal,” “plan,” “should,” “will,” “predict,” “potential,” “outlook,” “strategy,” and similar expressions that convey the uncertainty of future events or outcomes. Such statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of the Company to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements.

Currently, one of the most significant factors that could cause actual outcomes to differ materially from the Company’s forward-looking statements is the potential increased adverse effect of COVID-19 on the Company’s business, financial performance and condition, operating results and cash flows, the real estate market and the hospitality industry specifically, and the global economy and financial markets. The significance, extent and duration of the impacts caused by the COVID-19 outbreak on the Company will depend on future developments, which are highly uncertain and cannot be predicted with confidence at this time, including the scope, severity and duration of the pandemic, the extent and effectiveness of the actions taken to contain the pandemic or mitigate its impact, the Company’s ability to complete the anticipated amendments to its credit facilities on the terms and timing anticipated, or at all, and the direct and indirect economic effects of the pandemic and containment measures, among others. Moreover, investors are cautioned to interpret many of the risks identified under the section titled “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 as being heightened as a result of the ongoing and numerous adverse impacts of COVID-19.  Such additional factors include, but are not limited to, the ability of the Company to effectively acquire and dispose of properties; the ability of the Company to successfully integrate pending transactions and implement its operating strategy; changes in general political, economic and competitive conditions and specific market conditions; reduced business and leisure travel due to travel-related health concerns, including the widespread outbreak of COVID-19 or any other infectious or contagious diseases in the U.S. or abroad; adverse changes in the real estate and real estate capital markets; financing risks; litigation risks; regulatory proceedings or inquiries; and changes in laws or regulations or interpretations of current laws and regulations that impact the Company’s business, assets or classification as a REIT. Although the Company believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore there can be no assurance that such statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the results or conditions described in such statements or the objectives and plans of the Company will be achieved. In addition, the Company’s qualification as a REIT involves the application of highly technical and complex provisions of the Internal Revenue Code. Readers should carefully review the risk factors described in the Company’s filings with the Securities and Exchange Commission, including but not limited to those discussed in the section titled “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and Form 10-Q for the quarter ended March 31, 2020. Any forward-looking statement that the Company makes speaks only as of the date of this press release. The Company undertakes no obligation to publicly update or revise any forward-looking statements or cautionary factors, as a result of new information, future events, or otherwise, except as required by law.

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Contact:

Apple Hospitality REIT, Inc.

Kelly Clarke, Vice President, Investor Relations

804-727-6321

kclarke@applereit.com

For additional information or to receive press releases by email, visit www.applehospitalityreit.com.

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Apple Hospitality REIT, Inc.

Consolidated Balance Sheets

(in thousands, except share data)

	March 31,	December 31,
	2020	2019
	(unaudited)
Assets
Investment in real estate, net of accumulated depreciation and amortization of $1,096,718 and $1,054,429, respectively	$4,776,695	$4,825,738
Assets held for sale	-	12,093
Cash and cash equivalents	437,260	-
Restricted cash-furniture, fixtures and other escrows	33,335	34,661
Due from third party managers, net	22,040	26,926
Other assets, net	37,040	42,993
Total Assets	$5,306,370	$4,942,411

Liabilities
Debt, net	$1,789,281	$1,320,407
Finance lease liabilities	217,180	216,627
Accounts payable and other liabilities	105,105	114,364
Total Liabilities	2,111,566	1,651,398

Shareholders' Equity
Preferred stock, authorized 30,000,000 shares; none issued and outstanding	-	-
Common stock, no par value, authorized 800,000,000 shares; issued and outstanding 223,017,081 and 223,862,913 shares, respectively	4,487,441	4,493,763
Accumulated other comprehensive loss	(46,864)	(4,698)
Distributions greater than net income	(1,245,773)	(1,198,052)
Total Shareholders' Equity	3,194,804	3,291,013

Total Liabilities and Shareholders' Equity	$5,306,370	$4,942,411

Note: The Consolidated Balance Sheets and corresponding footnotes can be found in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020.

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Apple Hospitality REIT, Inc.

Consolidated Statements of Operations and Comprehensive Income (Loss)

(Unaudited)

(in thousands, except per share data)

	Three Months Ended
	March 31,
	2020	2019
Revenues:
Room	$217,979	$279,470
Food and beverage	11,312	15,015
Other	8,719	9,302
Total revenue	238,010	303,787

Expenses:
Hotel operating expense:
Operating	68,029	75,580
Hotel administrative	23,643	25,630
Sales and marketing	24,359	27,694
Utilities	9,190	9,939
Repair and maintenance	11,793	12,866
Franchise fees	10,257	13,111
Management fees	7,995	10,629
Total hotel operating expense	155,266	175,449
Property taxes, insurance and other	19,595	19,613
General and administrative	9,523	8,137
Depreciation and amortization	49,522	47,950
Total expense	233,906	251,149

Gain on sale of real estate	8,839	1,213

Operating income	12,943	53,851

Interest and other expense, net	(15,566)	(15,494)

Income (loss) before income taxes	(2,623)	38,357

Income tax expense	(146)	(206)

Net income (loss)	$(2,769)	$38,151

Other comprehensive loss:
Interest rate derivatives	(42,166)	(6,044)

Comprehensive income (loss)	$(44,935)	$32,107

Basic and diluted net income (loss) per common share	$(0.01)	$0.17

Weighted average common shares outstanding - basic and diluted	224,294	223,932

Note: The Consolidated Statements of Operations and Comprehensive Income (Loss) and corresponding footnotes can be found in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020.

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Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics and Statistical Data

(Unaudited)

(in thousands except statistical data)

	Three Months Ended
	March 31,
	2020	2019	% Change

Total revenue	$236,870	$293,485	(19.3%)

Total operating expenses	173,977	188,489	(7.7%)

Adjusted Hotel EBITDA	$62,893	$104,996	(40.1%)
Adjusted Hotel EBITDA Margin %	26.6%	35.8%	(920 bps)

ADR (Comparable Hotels)	$132.66	$137.51	(3.5%)
Occupancy (Comparable Hotels)	60.8%	74.0%	(17.8%)
RevPAR (Comparable Hotels)	$80.70	$101.81	(20.7%)

ADR (Actual)	$132.55	$136.36	(2.8%)
Occupancy (Actual)	60.9%	73.9%	(17.6%)
RevPAR (Actual)	$80.66	$100.71	(19.9%)

Reconciliation to Actual Results

Total Revenue (Actual)	$238,010	$303,787
Revenue from acquisitions prior to ownership	-	1,817
Revenue from dispositions	(1,140)	(12,119)
Comparable Hotels Total Revenue	$236,870	$293,485

Adjusted Hotel EBITDA (AHEBITDA) (Actual)	$63,297	$108,804
AHEBITDA from acquisitions prior to ownership	-	391
AHEBITDA from dispositions	(404)	(4,199)
Comparable Hotels AHEBITDA	$62,893	$104,996

Note: Comparable Hotels is defined as the 231 hotels owned by the Company as of March 31, 2020. For hotels acquired during the periods noted, the Company has included, as applicable, results of those hotels for periods prior to the Company's ownership, and for dispositions, results have been excluded for the Company's period of ownership. Results for periods prior to the Company's ownership have not been included in the Company's actual Consolidated Financial Statements and are included only for comparison purposes. Results included for periods prior to the Company's ownership are based on information from the prior owner of each hotel and have not been audited or adjusted.

Reconciliation of net income (loss) to non-GAAP financial measures is included in the following pages.

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Apple Hospitality REIT, Inc.

Comparable Hotels Quarterly Operating Metrics and Statistical Data

(Unaudited)

(in thousands except statistical data)

	Three Months Ended
	6/30/2018	9/30/2018	12/31/2018	3/31/2019	6/30/2019	9/30/2019	12/31/2019	3/31/2020

Total revenue	$334,461	$322,844	$286,453	$293,485	$336,870	$327,778	$285,366	$236,870

Total operating expenses	200,745	200,050	187,090	188,489	203,738	204,707	190,356	173,977

Adjusted Hotel EBITDA	$133,716	$122,794	$99,363	$104,996	$133,132	$123,071	$95,010	$62,893
Adjusted Hotel EBITDA Margin %	40.0%	38.0%	34.7%	35.8%	39.5%	37.5%	33.3%	26.6%

ADR (Comparable Hotels)	$141.43	$139.55	$133.30	$137.51	$142.01	$139.78	$131.58	$132.66
Occupancy (Comparable Hotels)	81.9%	79.1%	72.7%	74.0%	81.5%	79.9%	72.9%	60.8%
RevPAR (Comparable Hotels)	$115.87	$110.45	$96.95	$101.81	$115.73	$111.66	$95.97	$80.70

ADR (Actual)	$139.58	$137.77	$131.93	$136.36	$141.60	$139.21	$131.41	$132.55
Occupancy (Actual)	81.7%	78.9%	72.5%	73.9%	81.4%	79.9%	72.9%	60.9%
RevPAR (Actual)	$114.09	$108.70	$95.63	$100.71	$115.30	$111.17	$95.85	$80.66

Reconciliation to Actual Results

Total Revenue (Actual)	$344,714	$332,197	$295,255	$303,787	$341,117	$331,722	$289,971	$238,010
Revenue from acquisitions prior to ownership	4,957	3,516	3,098	1,817	798	675	73	-
Revenue from dispositions	(15,210)	(12,869)	(11,900)	(12,119)	(5,045)	(4,619)	(4,678)	(1,140)
Comparable Hotels Total Revenue	$334,461	$322,844	$286,453	$293,485	$336,870	$327,778	$285,366	$236,870

Adjusted Hotel EBITDA (AHEBITDA) (Actual)	$137,636	$125,922	$102,157	$108,804	$134,759	$124,596	$96,836	$63,297
AHEBITDA from acquisitions prior to ownership	1,612	959	818	391	166	57	(1)	-
AHEBITDA from dispositions	(5,532)	(4,087)	(3,612)	(4,199)	(1,793)	(1,582)	(1,825)	(404)
Comparable Hotels AHEBITDA	$133,716	$122,794	$99,363	$104,996	$133,132	$123,071	$95,010	$62,893

Note: Comparable Hotels is defined as the 231 hotels owned by the Company as of March 31, 2020. For hotels acquired during the periods noted, the Company has included, as applicable, results of those hotels for periods prior to the Company's ownership, and for dispositions, results have been excluded for the Company's period of ownership. Results for periods prior to the Company's ownership have not been included in the Company's actual Consolidated Financial Statements and are included only for comparison purposes. Results included for periods prior to the Company's ownership are based on information from the prior owner of each hotel and have not been audited or adjusted.

Reconciliation of net income (loss) to non-GAAP financial measures is included in the following pages.

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Apple Hospitality REIT, Inc.

Same Store Hotels Operating Metrics and Statistical Data

(Unaudited)

(in thousands except statistical data)

	Three Months Ended
	March 31,
	2020	2019	% Change

Total revenue	$233,692	$290,964	(19.7%)

Total operating expenses	171,706	186,607	(8.0%)

Adjusted Hotel EBITDA	$61,986	$104,357	(40.6%)
Adjusted Hotel EBITDA Margin %	26.5%	35.9%	(940 bps)

ADR (Same Store Hotels)	$132.60	$137.44	(3.5%)
Occupancy (Same Store Hotels)	60.8%	74.1%	(17.9%)
RevPAR (Same Store Hotels)	$80.57	$101.80	(20.9%)

ADR (Actual)	$132.55	$136.36	(2.8%)
Occupancy (Actual)	60.9%	73.9%	(17.6%)
RevPAR (Actual)	$80.66	$100.71	(19.9%)

Reconciliation to Actual Results

Total Revenue (Actual)	$238,010	$303,787
Revenue from acquisitions	(3,178)	(704)
Revenue from dispositions	(1,140)	(12,119)
Same Store Hotels Total Revenue	$233,692	$290,964

Adjusted Hotel EBITDA (AHEBITDA) (Actual)	$63,297	$108,804
AHEBITDA from acquisitions	(907)	(248)
AHEBITDA from dispositions	(404)	(4,199)
Same Store Hotels AHEBITDA	$61,986	$104,357

Note: Same Store Hotels is defined as the 228 hotels owned by the Company as of January 1, 2019 and during the entirety of the periods being compared. This information has not been audited.

Reconciliation of net income (loss) to non-GAAP financial measures is included in the following pages.

Page | 12

Apple Hospitality REIT, Inc.

Same Store Hotels Quarterly Operating Metrics and Statistical Data

(Unaudited)

(in thousands except statistical data)

	Three Months Ended
	3/31/2019	6/30/2019	9/30/2019	12/31/2019	3/31/2020

Total revenue	$290,964	$333,336	$324,274	$281,972	$233,692

Total operating expenses	186,607	201,351	202,300	187,957	171,706

Adjusted Hotel EBITDA	$104,357	$131,985	$121,974	$94,015	$61,986
Adjusted Hotel EBITDA Margin %	35.9%	39.6%	37.6%	33.3%	26.5%

ADR (Same Store Hotels)	$137.44	$142.08	$139.92	$131.65	$132.60
Occupancy (Same Store Hotels)	74.1%	81.6%	79.9%	72.9%	60.8%
RevPAR (Same Store Hotels)	$101.80	$115.90	$111.79	$95.97	$80.57

ADR (Actual)	$136.36	$141.60	$139.21	$131.41	$132.55
Occupancy (Actual)	73.9%	81.4%	79.9%	72.9%	60.9%
RevPAR (Actual)	$100.71	$115.30	$111.17	$95.85	$80.66

Reconciliation to Actual Results

Total Revenue (Actual)	$303,787	$341,117	$331,722	$289,971	$238,010
Revenue from acquisitions	(704)	(2,736)	(2,829)	(3,321)	(3,178)
Revenue from dispositions	(12,119)	(5,045)	(4,619)	(4,678)	(1,140)
Same Store Hotels Total Revenue	$290,964	$333,336	$324,274	$281,972	$233,692

Adjusted Hotel EBITDA (AHEBITDA) (Actual)	$108,804	$134,759	$124,596	$96,836	$63,297
AHEBITDA from acquisitions	(248)	(981)	(1,040)	(996)	(907)
AHEBITDA from dispositions	(4,199)	(1,793)	(1,582)	(1,825)	(404)
Same Store Hotels AHEBITDA	$104,357	$131,985	$121,974	$94,015	$61,986

Note: Same Store Hotels is defined as the 228 hotels owned by the Company as of January 1, 2019 and during the entirety of the periods being compared. This information has not been audited.

Reconciliation of net income (loss) to non-GAAP financial measures is included in the following pages.

Page | 13

Apple Hospitality REIT, Inc.

Reconciliation of Net Income (Loss) to EBITDA, EBITDAre, Adjusted EBITDAre and Adjusted Hotel EBITDA

(Unaudited)

(in thousands)

EBITDA is a commonly used measure of performance in many industries and is defined as net income (loss) excluding interest, income taxes, depreciation and amortization. The Company believes EBITDA is useful to investors because it helps the Company and its investors evaluate the ongoing operating performance of the Company by removing the impact of its capital structure (primarily interest expense) and its asset base (primarily depreciation and amortization). In addition, certain covenants included in the agreements governing the Company’s indebtedness use EBITDA, as defined in the specific credit agreement, as a measure of financial compliance.

In addition to EBITDA, the Company also calculates and presents EBITDAre in accordance with standards established by the National Association of Real Estate Investment Trusts (“Nareit”), which defines EBITDAre as EBITDA, excluding gains and losses from the sale of certain real estate assets (including gains and losses from change in control), plus real estate related impairments, and adjustments to reflect the entity’s share of EBITDAre of unconsolidated affiliates. The Company presents EBITDAre because it believes that it provides further useful information to investors in comparing its operating performance between periods and between REITs that report EBITDAre using the Nareit definition.

The Company also considers the exclusion of non-cash straight-line operating ground lease expense from EBITDAre useful, as this expense does not reflect the underlying performance of the related hotels (Adjusted EBITDAre).

The Company further excludes actual corporate-level general and administrative expense for the Company from Adjusted EBITDAre (Adjusted Hotel EBITDA) to isolate property-level operational performance over which the Company’s hotel operators have direct control. The Company believes Adjusted Hotel EBITDA provides useful supplemental information to investors regarding operating performance and is used by management to measure the performance of the Company’s hotels and effectiveness of the operators of the hotels.

The following table reconciles the Company’s GAAP net income (loss) to EBITDA, EBITDAre, Adjusted EBITDAre and Adjusted Hotel EBITDA on a quarterly basis from June 30, 2018 through March 31, 2020.

	Three Months Ended
	6/30/2018	9/30/2018	12/31/2018	3/31/2019	6/30/2019	9/30/2019	12/31/2019	3/31/2020
Net income (loss)	$67,630	$62,122	$34,152	$38,151	$62,090	$46,223	$25,453	$(2,769)
Depreciation and amortization	45,743	46,169	46,730	47,950	48,109	47,887	49,294	49,522
Amortization of favorable and unfavorable operating leases, net	148	146	147	31	31	31	31	101
Interest and other expense, net	13,210	13,140	12,916	15,494	15,857	14,759	15,081	15,566
Income tax expense	151	100	173	206	156	143	174	146
EBITDA	126,882	121,677	94,118	101,832	126,243	109,043	90,033	62,566
(Gain) loss on sale of real estate	-	-	(152)	(1,213)	161	-	(3,969)	(8,839)
Loss on impairment of depreciable real estate assets	3,135	-	-	-	-	6,467	-	-
EBITDAre	130,017	121,677	93,966	100,619	126,404	115,510	86,064	53,727
Non-cash straight-line operating ground lease expense	898	875	865	48	47	47	46	47
Adjusted EBITDAre	$130,915	$122,552	$94,831	$100,667	$126,451	$115,557	$86,110	$53,774
General and administrative expense	6,721	3,370	7,326	8,137	8,308	9,039	10,726	9,523
Adjusted Hotel EBITDA	$137,636	$125,922	$102,157	$108,804	$134,759	$124,596	$96,836	$63,297

Page | 14

Apple Hospitality REIT, Inc.

Reconciliation of Net Income (Loss) to FFO and MFFO

(Unaudited)

(in thousands)

The Company calculates and presents FFO in accordance with standards established by Nareit, which defines FFO as net income (loss) (computed in accordance with GAAP), excluding gains and losses from the sale of certain real estate assets (including gains and losses from change in control), extraordinary items as defined by GAAP, and the cumulative effect of changes in accounting principles, plus real estate related depreciation, amortization and impairments, and adjustments for unconsolidated affiliates. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, most real estate industry investors consider FFO to be helpful in evaluating a real estate company’s operations. The Company further believes that by excluding the effects of these items, FFO is useful to investors in comparing its operating performance between periods and between REITs that report FFO using the Nareit definition. FFO as presented by the Company is applicable only to its common shareholders, but does not represent an amount that accrues directly to common shareholders.

The Company calculates MFFO by further adjusting FFO for the exclusion of amortization of finance ground lease assets, amortization of favorable and unfavorable operating leases, net and non-cash straight-line operating ground lease expense, as these expenses do not reflect the underlying performance of the related hotels. The Company presents MFFO when evaluating its performance because it believes that it provides further useful supplemental information to investors regarding its ongoing operating performance.

The following table reconciles the Company’s GAAP net income (loss) to FFO and MFFO for the three months ended March 31, 2020 and 2019.

	Three Months Ended March 31,
	2020	2019
Net income (loss)	$(2,769)	$38,151
Depreciation of real estate owned	47,668	46,666
Gain on sale of real estate	(8,839)	(1,213)
Funds from operations	36,060	83,604
Amortization of finance ground lease assets	1,602	1,041
Amortization of favorable and unfavorable operating leases, net	101	31
Non-cash straight-line operating ground lease expense	47	48
Modified funds from operations	$37,810	$84,724

Page | 15

Apple Hospitality REIT, Inc.

Debt Summary

(Unaudited)

($ in thousands)

March 31, 2020

	April 1- December 31, 2020	2021	2022	2023	2024	Thereafter	Total	Fair Market Value
Total debt:
Maturities	$10,431	$48,185	$534,872	$296,256	$338,643	$566,626	$1,795,013	$1,601,781
Average interest rates (1)(2)	3.3%	3.3%	3.3%	3.5%	3.7%	3.8%

Variable rate debt:
Maturities	$-	$-	$425,000	$250,000	$310,000	$260,000	$1,245,000	$1,103,142
Average interest rates (1)(2)	2.9%	2.9%	3.0%	3.2%	3.5%	3.7%

Fixed rate debt:
Maturities	$10,431	$48,185	$109,872	$46,256	$28,643	$306,626	$550,013	$498,639
Average interest rates (2)	4.3%	4.2%	4.0%	3.9%	3.9%	3.9%

(1)	The average interest rate gives effect to interest rate swaps, as applicable.
(2)

The Company anticipates entering into an amendment to each of its unsecured credit facilities to waive certain covenants under the agreements. The amendments are expected to require that the interest rates on each of its unsecured credit facilities increase to the highest interest rate margin under each facility (75-80 basis points above the current margin) during the covenant relief period.

Note: See further information on the Company’s indebtedness in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020.

Page | 16

Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics Top 20 Markets

Three Months ended March 31

(Unaudited)

Top 20 Markets		Occupancy			ADR			RevPAR			% of Adjusted Hotel EBITDA
	# of Hotels	Q1 2020	Q1 2019	% Change	Q1 2020	Q1 2019	% Change	Q1 2020	Q1 2019	% Change	Q1 2020
Top 20 Markets
Phoenix, AZ	9	69.1%	82.9%	(16.6%)	$164.13	$174.34	(5.9%)	$113.47	$144.45	(21.4%)	9.6%
Los Angeles/Long Beach, CA	8	73.9%	87.4%	(15.5%)	$167.62	$170.72	(1.8%)	$123.87	$149.25	(17.0%)	7.5%
San Diego, CA	7	64.6%	77.0%	(16.0%)	$148.42	$153.19	(3.1%)	$95.94	$117.88	(18.6%)	5.9%
Anaheim/Santa Ana, CA	6	66.0%	82.4%	(19.9%)	$145.49	$147.63	(1.4%)	$96.00	$121.62	(21.1%)	4.4%
Nashville, TN	5	62.6%	80.1%	(21.8%)	$151.55	$160.79	(5.7%)	$94.92	$128.77	(26.3%)	3.6%
Dallas, TX	8	59.5%	70.0%	(15.0%)	$124.05	$124.04	0.0%	$73.83	$86.87	(15.0%)	3.2%
Miami/Hialeah, FL	3	76.2%	83.4%	(8.6%)	$167.77	$173.64	(3.4%)	$127.85	$144.78	(11.7%)	3.1%
Florida Panhandle	5	66.5%	79.1%	(15.9%)	$133.13	$150.21	(11.4%)	$88.59	$118.81	(25.4%)	3.0%
Seattle, WA	3	67.9%	77.1%	(11.9%)	$163.43	$165.76	(1.4%)	$110.95	$127.78	(13.2%)	2.9%
Tucson, AZ	3	75.9%	88.6%	(14.3%)	$143.26	$133.39	7.4%	$108.73	$118.20	(8.0%)	2.7%
Fort Lauderdale, FL	2	74.2%	91.4%	(18.8%)	$175.39	$181.37	(3.3%)	$130.11	$165.78	(21.5%)	2.4%
Fort Worth/Arlington, TX	5	61.6%	76.6%	(19.6%)	$134.43	$135.35	(0.7%)	$82.85	$103.72	(20.1%)	2.4%
Orlando, FL	3	69.6%	79.5%	(12.5%)	$127.34	$135.27	(5.9%)	$88.62	$107.55	(17.6%)	2.2%
Alabama South	6	64.2%	76.0%	(15.5%)	$111.33	$117.33	(5.1%)	$71.48	$89.14	(19.8%)	2.0%
North Carolina East	5	66.2%	81.6%	(18.9%)	$107.92	$110.90	(2.7%)	$71.46	$90.52	(21.1%)	1.9%
Melbourne/Titusville, FL	1	90.3%	93.2%	(3.0%)	$169.14	$173.27	(2.4%)	$152.80	$161.40	(5.3%)	1.9%
Oklahoma City, OK	4	58.3%	72.5%	(19.6%)	$122.89	$126.49	(2.8%)	$71.60	$91.69	(21.9%)	1.8%
Houston, TX	6	55.9%	63.3%	(11.7%)	$114.73	$121.69	(5.7%)	$64.14	$77.08	(16.8%)	1.7%
Atlanta, GA	3	61.3%	74.5%	(17.7%)	$159.31	$188.68	(15.6%)	$97.66	$140.62	(30.6%)	1.6%
Richmond/Petersburg, VA	5	50.7%	73.4%	(30.9%)	$151.64	$149.14	1.7%	$76.85	$109.45	(29.8%)	1.6%
Top 20 Markets	97	65.2%	78.5%	(16.9%)	$144.58	$149.83	(3.5%)	$94.33	$117.62	(19.8%)	65.4%

All Other Markets	134	57.4%	70.5%	(18.7%)	$121.99	$126.80	(3.8%)	$69.96	$89.46	(21.8%)	34.6%

Total Portfolio	231	60.8%	74.0%	(17.8%)	$132.66	$137.51	(3.5%)	$80.70	$101.81	(20.7%)	100.0%

Note: Market categorization based on STR designation. Top 20 markets based on Comparable Hotels Adjusted Hotel EBITDA contribution.

Page | 17

Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics by Region

Three Months ended March 31

(Unaudited)

Region		Occupancy				ADR				RevPAR				% of Adjusted Hotel EBITDA
	# of Hotels	Q1 2020	Q1 2019	% Change		Q1 2020	Q1 2019	% Change		Q1 2020	Q1 2019	% Change		Q1 2020
STR Region
East North Central	15	50.6%	61.8%	(18.1%	)	$112.95	$117.55	(3.9%	)	$57.19	$72.63	(21.3%	)	1.3%
East South Central	30	63.1%	74.8%	(15.6%	)	$123.49	$127.71	(3.3%	)	$77.90	$95.51	(18.4%	)	11.3%
Middle Atlantic	12	49.0%	68.2%	(28.1%	)	$131.30	$143.51	(8.5%	)	$64.35	$97.81	(34.2%	)	(1.1)%
Mountain	20	65.8%	79.6%	(17.3%	)	$147.21	$150.93	(2.5%	)	$96.87	$120.08	(19.3%	)	16.1%
New England	5	51.0%	57.0%	(10.6%	)	$123.76	$124.64	(0.7%	)	$63.12	$71.09	(11.2%	)	0.9%
Pacific	33	67.8%	81.3%	(16.6%	)	$155.16	$159.82	(2.9%	)	$105.23	$129.94	(19.0%	)	25.8%
South Atlantic	57	63.8%	76.8%	(16.9%	)	$132.31	$138.85	(4.7%	)	$84.40	$106.65	(20.9%	)	26.5%
West North Central	18	53.5%	70.1%	(23.7%	)	$114.93	$116.14	(1.0%	)	$61.46	$81.36	(24.5%	)	3.4%
West South Central	41	58.9%	71.3%	(17.4%	)	$122.44	$126.74	(3.4%	)	$72.16	$90.37	(20.2%	)	15.8%

Total Portfolio	231	60.8%	74.0%	(17.8%	)	$132.66	$137.51	(3.5%	)	$80.70	$101.81	(20.7%	)	100.0%

Note: Region categorization based on STR designation.

Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics by Chain Scale

Three Months ended March 31

(Unaudited)

Chain Scale/Brand		Occupancy				ADR				RevPAR				% of Adjusted Hotel EBITDA
	# of Hotels	Q1 2020	Q1 2019	% Change		Q1 2020	Q1 2019	% Change		Q1 2020	Q1 2019	% Change		Q1 2020
Upscale
Courtyard	36	57.5%	71.1%	(19.1%	)	$136.44	$139.57	(2.2%	)	$78.44	$99.21	(20.9%	)	17.7%
Hilton Garden Inn	41	58.2%	73.0%	(20.4%	)	$130.25	$133.99	(2.8%	)	$75.77	$97.88	(22.6%	)	17.2%
Homewood Suites	33	67.4%	79.5%	(15.2%	)	$136.91	$142.82	(4.1%	)	$92.25	$113.55	(18.8%	)	15.4%
Hyatt Place	1	73.8%	75.9%	(2.7%	)	$100.29	$111.93	(10.4%	)	$74.05	$84.90	(12.8%	)	0.3%
Residence Inn	33	67.2%	75.6%	(11.1%	)	$141.61	$143.91	(1.6%	)	$95.17	$108.82	(12.5%	)	20.5%
SpringHill Suites	13	54.5%	71.6%	(23.8%	)	$121.17	$122.25	(0.9%	)	$66.09	$87.49	(24.5%	)	3.6%
Upscale Total	157	61.3%	74.2%	(17.4%	)	$134.56	$137.94	(2.4%	)	$82.45	$102.29	(19.4%	)	74.7%

Upper Midscale
Fairfield Inn/Fairfield Inn & Suites	11	58.9%	73.3%	(19.6%	)	$115.10	$122.06	(5.7%	)	$67.83	$89.43	(24.1%	)	3.1%
Hampton Inn/Hampton Inn & Suites	39	58.2%	71.9%	(19.1%	)	$130.26	$137.05	(5.0%	)	$75.78	$98.52	(23.1%	)	14.0%
Home2 Suites	9	71.0%	81.8%	(13.2%	)	$124.94	$136.11	(8.2%	)	$88.69	$111.34	(20.3%	)	4.9%
TownePlace Suites	9	68.0%	74.0%	(8.1%	)	$113.91	$115.48	(1.4%	)	$77.49	$85.43	(9.3%	)	4.2%
Upper Midscale Total	68	61.0%	73.5%	(17.0%	)	$125.10	$132.05	(5.3%	)	$76.35	$97.03	(21.3%	)	26.2%

Upper Upscale
Embassy Suites	2	69.0%	86.7%	(20.4%	)	$176.00	$179.63	(2.0%	)	$121.51	$155.83	(22.0%	)	1.8%
Marriott	2	43.3%	66.1%	(34.5%	)	$150.20	$149.29	0.6%		$65.03	$98.69	(34.1%	)	0.0%
Upper Upscale Total	4	52.0%	73.1%	(28.8%	)	$161.81	$161.50	0.2%		$84.18	$118.06	(28.7%	)	1.8%

Independents
Independents	2	51.7%	85.2%	(39.3%	)	$135.80	$181.24	(25.1%	)	$70.21	$154.35	(54.5%	)	(2.7)%
Independents Total	2	51.7%	85.2%	(39.3%	)	$135.80	$181.24	(25.1%	)	$70.21	$154.35	(54.5%	)	(2.7)%

Total Portfolio	231	60.8%	74.0%	(17.8%	)	$132.66	$137.51	(3.5%	)	$80.70	$101.81	(20.7%	)	100.0%

Note: Chain scale categorization based on STR designation.

Page | 18

Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics by Location

Three Months ended March 31

(Unaudited)

Location		Occupancy				ADR				RevPAR				% of Adjusted Hotel EBITDA
	# of Hotels	Q1 2020	Q1 2019	% Change		Q1 2020	Q1 2019	% Change		Q1 2020	Q1 2019	% Change		Q1 2020
STR Location
Airport	17	69.3%	79.3%	(12.6%	)	$130.02	$132.31	(1.7%	)	$90.08	$104.89	(14.1%	)	8.3%
Interstate	6	57.1%	70.3%	(18.8%	)	$110.12	$108.95	1.1%		$62.86	$76.64	(18.0%	)	1.5%
Resort	9	64.4%	79.3%	(18.8%	)	$144.22	$155.82	(7.4%	)	$92.88	$123.59	(24.8%	)	6.4%
Small Metro/Town	16	66.3%	79.1%	(16.1%	)	$127.50	$131.00	(2.7%	)	$84.54	$103.59	(18.4%	)	8.4%
Suburban	141	60.2%	73.1%	(17.6%	)	$129.42	$133.49	(3.0%	)	$77.95	$97.60	(20.1%	)	55.4%
Urban	42	57.8%	72.8%	(20.6%	)	$144.18	$150.96	(4.5%	)	$83.31	$109.91	(24.2%	)	20.0%

Total Portfolio	231	60.8%	74.0%	(17.8%	)	$132.66	$137.51	(3.5%	)	$80.70	$101.81	(20.7%	)	100.0%

Note: Location categorization based on STR designation.

Page | 19